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Filed pursuant to 424(b)(3)
Registration No. 333-200594

BLACK CREEK INDUSTRIAL REIT IV INC.
SUPPLEMENT NO. 5 DATED NOVEMBER 2, 2017
TO THE PROSPECTUS DATED JULY 3, 2017

        This prospectus supplement ("Supplement") is part of and should be read in conjunction with the prospectus of Black Creek Industrial REIT IV Inc., dated July 3, 2017 (the "Prospectus"), as supplemented by Supplement No. 1, dated August 9, 2017, Supplement No. 2, dated August 28, 2017, Supplement No. 3, dated September 13, 2017 and Supplement No. 4, dated September 21, 2017. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

        The purpose of this Supplement is as follows:

  A.
  To provide an update regarding the share redemption programs;

  B.
  To provide an update regarding eligibility to purchase Class I shares;

  C.
  To provide an update to the section of the Prospectus titled "Questions and Answers About This Offering";

  D.
  To provide an update to the section of the Prospectus titled "Management"; and

  E.
  To update Appendix B to the Prospectus.

A.    Update regarding the share redemption programs

        The board of directors has determined that it is advisable and in our best interests to amend and restate our share redemption program applicable to Class I and Class W shares to be applicable to all shares of our common stock, regardless of share class. Accordingly, we have terminated our share redemption program applicable to Class T shares. In addition, the amended and restated share redemption program provides that the 5% Early Redemption Deduction is applicable to all shares of our common stock that have been outstanding for less than one year and provides for a 2.5% Early Redemption Deduction applicable to Class T shares that have been outstanding for at least one year but less than two years. There were no other changes made to our share redemption program as part of its amendment and restatement.

        As we have adopted one share redemption program applicable to all shares of our common stock, any reference in the Prospectus to our share redemption program applicable to Class T shares or our share redemption program applicable to Class W and Class I shares is hereby superseded. Further, any reference in the Prospectus to a comparison between the share redemption program applicable to Class T shares and the share redemption program applicable to Class W and Class I shares is hereby superseded. Further, any reference in the Prospectus to "share redemption programs" is hereby superseded and replaced with a reference to a singular "share redemption program."

        In addition, the following sections of the Prospectus are amended as follows:

        1.     The section titled "Prospectus Summary—Share Redemption Programs" is hereby renamed "Prospectus Summary—Share Redemption Program" and the disclosure in that section, beginning on page 31 of the Prospectus is superseded and replaced with:

Share Redemption Program

        We expect that there will be no regular secondary trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted a share redemption program applicable to all shares of our common stock, whereby stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited liquidity by presenting for redemption to us all or any portion of those shares in accordance with the procedures and subject to certain conditions and limitations described in "Description of Capital Stock—Share Redemption Program." To the extent our board of directors determines that we have sufficient available cash for redemptions, we initially intend to redeem shares under our share redemption program on a monthly basis; however, our board of directors may determine from time to time to adjust the timing of redemptions or suspend, terminate or otherwise modify our share redemption program.

        While stockholders may request on a monthly basis that we redeem all or any portion of their shares pursuant to our share redemption program, we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month, in our discretion. In addition, our ability to fulfill redemption requests is subject to a number of limitations. As a result, share redemptions may not be available each month. Under our share redemption program, to the extent we determine to redeem shares in any particular month, we will only redeem shares as of the last calendar day of that month (each such date, a "Redemption Date"). Redemptions will be made at the transaction price in effect on the Redemption Date (which, once we commence monthly valuations, will generally be equal to our most recently disclosed monthly NAV per share, but will initially be equal to $10.00 per share), except that shares that have not been outstanding for at least one year will be redeemed at 95% of the transaction price and Class T shares that have been outstanding for at least one year but less than two years will be redeemed at 97.5% of the transaction price. Each of these deductions is referred to as an Early Redemption Deduction. An Early Redemption Deduction will not be applied to Class W shares and Class I shares that have been outstanding for at least one year and Class T shares that have been outstanding for at least two years. An Early Redemption Deduction may be waived in certain circumstances including: (i) in the case of redemption requests arising from the death or qualified disability of the holder; (ii) in the event that a stockholder's shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance; or (iii) with respect to shares purchased through our distribution reinvestment plan or received from us as a stock dividend. To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share redemptions will be made within three business days of the Redemption Date. An investor may withdraw its redemption request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

        Under our share redemption program, we may redeem during any calendar month shares whose aggregate value (based on the price at which the shares are redeemed) is 2% of our aggregate NAV as of the last calendar day of the previous quarter and during any calendar quarter whose aggregate value (based on the price at which the shares are redeemed) is up to 5% of our aggregate NAV as of the last calendar day of the prior calendar quarter. During a given quarter, if in each of the first two months of such quarter the 2% redemption limit is reached and stockholders' redemptions are reduced pro rata for such months, then in the third and final month of that quarter, the applicable limit for such month will likely be less than 2% of our aggregate NAV as of the last calendar day of the previous month because the redemptions for that month, combined with the redemptions in the previous two months, cannot exceed 5% of our aggregate NAV as of the last calendar day of the prior calendar quarter.

        Although the vast majority of our assets consist of properties that cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition, we intend to maintain a number of sources of liquidity including (i) cash equivalents (e.g. money market funds), other short-term investments, U.S. government securities, agency securities and liquid real estate-related securities and (ii) one or more borrowing facilities. We may fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or sales of our assets.

        Should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than redeeming our shares is in the best interests of the company as a whole, then we may choose to redeem fewer shares than have been requested to be redeemed, or none at all. In the event that we determine to redeem some but not all of the shares submitted for redemption during any month for any of the foregoing reasons, shares submitted for redemption during such month will be redeemed on a pro rata basis. All unsatisfied redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share redemption program, as applicable. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests. See "Description of Capital Stock—Share Redemption Program."

        2.     The following supersedes and replaces the response to the question, "Can I Request That My Shares Be Redeemed?" in the section titled "Questions and Answers About This Offering" beginning on page 49 of the Prospectus:

Q:    CAN I REQUEST THAT MY SHARES BE REDEEMED?

        A:    Yes. We expect that there will be no regular secondary trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted a share redemption program applicable to all shares of our common stock, whereby stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited liquidity by presenting for redemption to us all or any portion of those shares in accordance with the procedures and subject to certain conditions and limitations described in "Description of Capital Stock—Share Redemption Program." To the extent our board of directors determines that we have sufficient available cash for redemptions, we initially intend to redeem shares under our share redemption program on a monthly basis; however, our board of directors may determine from time to time to adjust the timing of redemptions or suspend, terminate or otherwise modify our share redemption program.

        While stockholders may request on a monthly basis that we redeem all or any portion of their shares pursuant to our share redemption program, we are not obligated to redeem any shares and may choose to redeem only some, or even none, of the shares that have been requested to be redeemed in any particular month, in our discretion. In addition, our ability to fulfill redemption requests is subject to a number of limitations. As a result, share redemptions may not be available each month. Under our share redemption program, to the extent we determine to redeem shares in any particular month, we will only redeem shares as of the last calendar day of that month (each such date, a "Redemption Date"). Redemptions will be made at the transaction price in effect on the Redemption Date (which, once we commence monthly valuations, will generally be equal to our most recently disclosed monthly NAV per share, but will initially be equal to $10.00 per share), except that shares that have not been outstanding for at least one year will be redeemed at 95% of the transaction price and Class T shares that have been outstanding for at least one year but less than two years will be redeemed at 97.5% of the transaction price. Each of these deductions is referred to as an Early Redemption Deduction. An Early Redemption Deduction will not be applied to Class W shares and Class I shares that have been outstanding for at least one year and Class T shares that have been outstanding for at least two years. An Early Redemption Deduction may be waived in certain circumstances including: (i) in the case of redemption requests arising from the death or qualified disability of the holder; (ii) in the event that a stockholder's shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance; or (iii) with respect to shares purchased through our distribution reinvestment plan or received from us as a stock dividend. To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share redemptions will be made within three business days of the Redemption Date. An investor may withdraw its redemption request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

        Under our share redemption program, we may redeem during any calendar month shares whose aggregate value (based on the price at which the shares are redeemed) is 2% of our aggregate NAV as of the last calendar day of the previous quarter and during any calendar quarter whose aggregate value (based on the price at which the shares are redeemed) is up to 5% of our aggregate NAV as of the last calendar day of the prior calendar quarter. During a given quarter, if in each of the first two months of such quarter the 2% redemption limit is reached and stockholders' redemptions are reduced pro rata for such months, then in the third and final month of that quarter, the applicable limit for such month will likely be less than 2% of our aggregate NAV as of the last calendar day of the previous month because the redemptions for that month, combined with the redemptions in the previous two months, cannot exceed 5% of our aggregate NAV as of the last calendar day of the prior calendar quarter.

        Although the vast majority of our assets consist of properties that cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition, we intend to maintain a number of sources of liquidity including (i) cash equivalents (e.g. money market funds), other short-term investments, U.S. government securities, agency securities and liquid real estate-related securities and (ii) one or more borrowing facilities. We may fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or sales of our assets.

        Should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than redeeming our shares is in the best interests of the company as a whole, then we may choose to redeem fewer shares than have been requested to be redeemed, or none at all. In the event that we determine to redeem some but not all of the shares submitted for redemption during any month for any of the foregoing reasons, shares submitted for redemption during such month will be redeemed on a pro rata basis. All unsatisfied redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share redemption program, as applicable. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests. See "Description of Capital Stock—Share Redemption Program."

        3.     The following risk factor supersedes and replaces the last two risk factors on page 53 of the Prospectus in the section titled "Risk Factors—Risk Related To Investing In This Offering":

        There is no public trading market for the shares of our common stock and we do not anticipate that there will be a public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to redemption by us. If you do sell your shares to us, you may receive less than the price you paid.

        There is no public market for the shares of our common stock and we currently have no obligation or plans to apply for listing on any public securities market. Therefore, redemption of the shares of our common stock by us will likely be the only way for you to dispose of your shares. We will redeem shares at a price equal to the transaction price on the last calendar day of the applicable month (which initially is equal to $10.00 per share, but will generally be equal to our most recently disclosed monthly NAV per share once we commence monthly valuations), and not based on the price at which you initially purchased your shares. We may redeem your shares if you fail to maintain a minimum balance of $2,000 of shares, even if your failure to meet the minimum balance is caused solely by a decline in our NAV. Since Class T shares are sold at the transaction price plus applicable selling commissions and dealer manager fees, holders of Class T shares may receive less than the price they paid for their shares upon redemption by us. Subject to limited exceptions, holders of our common stock that have not held their shares for at least one year will be eligible for redemption at 95% of the transaction price on the redemption date and holders of Class T shares that have held their shares for at least one year but less than two years will be eligible for redemption at 97.5% of the transaction price on the redemption date, which will inure indirectly to the benefit of our remaining stockholders. As a result of this and the fact that our NAV will fluctuate, holders of our common stock may receive less than the price they paid for their shares upon redemption by us. See "Description of Capital Stock—Share Redemption Program."

        Our ability to redeem your shares may be limited. In addition, our board of directors may modify, suspend or terminate our share redemption program at any time.

        Our share redemption program contains significant restrictions and limitations. For example, only stockholders who purchase their shares directly from us or who received their shares through a non-cash transaction, not in the secondary market, are eligible to participate and if holders of our common stock do not hold their shares for a minimum of one year, then they will only be eligible for redemption at 95% of the transaction price on the redemption date. Further, if holders of Class T shares have held their shares for at least one year but less than two years, they will only be eligible for redemption at 97.5% of the transaction price on the redemption date.

        We may redeem fewer shares than have been requested in any particular month to be redeemed under our share redemption program, or none at all, in our discretion at any time. We may redeem fewer shares due to the total amount of shares requested for redemption being in excess of the limits and/or caps applicable to our redemption program, the lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than redeeming our shares.

        The vast majority of our assets will consist of properties which cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy redemption requests. Further, we may invest in real estate-related securities and other securities with the primary goal of maintaining liquidity in support of our share redemption program. Any such investments may result in lower returns than an investment in real estate assets, which could adversely impact our ability to pay distributions and your overall return. In addition, our board of directors may modify, suspend or terminate our share redemption program at any time in its sole discretion. As a result, your ability to have your shares redeemed by us may be limited, our shares should be considered as having only limited liquidity and at times may be illiquid. See "Description of Capital Stock—Share Redemption Program" for more information, including a description of the different limits and caps applicable to our share redemption program.

        4.     The section titled "Description of Capital Stock—Share Redemption Programs" is hereby renamed "Description of Capital Stock—Share Redemption Program" and the disclosure in that section, beginning on page 214 of the Prospectus is superseded and replaced with:

        We expect that there will be no regular secondary trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted a share redemption program applicable to all shares of our common stock, whereby stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, may receive the benefit of limited liquidity by presenting for redemption to us all or any portion of those shares in accordance with the procedures and subject to certain conditions and limitations described below. To the extent our board of directors determines that we have sufficient available cash for redemptions, we initially intend to redeem shares under our share redemption program on a monthly basis; however, our board of directors may determine from time to time to adjust the timing of redemptions or suspend, terminate or otherwise modify our share redemption program as described below.

        Due to the illiquid nature of investments in real property, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions and the amount of shares that may be redeemed. See "—Redemption Limitations" below.

        A stockholder's request for redemption in accordance with any of the special treatment described below in the event of the death or qualifying disability of a stockholder must be submitted within 18 months of the death of the stockholder or the initial determination of the stockholder's disability (which we define as such term is defined in Section 72(m)(7) of the Code), as further described below.

        There is no fee in connection with a redemption of shares of our common stock.

        You may request that we redeem shares of our common stock through your financial advisor or directly with our transfer agent. We will generally adhere to the following procedures relating to the redemption of shares of our common stock:

  •
  Under our share redemption program, to the extent we choose to redeem shares in any particular month we will only redeem shares as of the last calendar day of that month (a "Redemption Date"). To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable month. Settlements of share redemptions will be made within three business days of the Redemption Date. Redemption requests received and processed by our transfer agent will be effected at a redemption price equal to the transaction price on the applicable Redemption Date (which, once we commence monthly valuations, will generally be equal to our most recently disclosed monthly NAV per share, but will initially be equal to $10.00 per share), subject to any Early Redemption Deduction. If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no redemption requests will be accepted for such month and stockholders who wish to have their shares redeemed the following month must resubmit their redemption requests.

  •
  A stockholder may withdraw his or her redemption request by notifying the transfer agent, directly or through the stockholder's financial intermediary, on our toll-free, automated telephone line, (888) 310-9352. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Redemption requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable month.

  •
  If a redemption request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable month, the purchase order will be executed, if at all, on the next month's Redemption Date at the transaction price applicable to that month (subject to any Early Redemption Deduction), unless such request is withdrawn prior to the redemption. Redemption requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day.

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  Redemption requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. If making a redemption request by contacting your financial intermediary, your financial intermediary may require you to provide certain documentation or information. If making a redemption request by mail to the transfer agent, you must complete and sign a redemption authorization form, which is available on our website. Written requests should be sent to the transfer agent at the following address:

For regular mail:	For overnight deliveries:
DST Systems, Inc. PO Box 219079 Kansas City, Missouri 64121-9079	DST Systems, Inc. 430 West 7th Street, Suite 219079 Kansas City, Missouri 64105
Toll Free Number: (888) 310-9352

        Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

  •
  For processed redemptions, stockholders may request that redemption proceeds are to be paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

  •
  Processed redemptions of more than $100,000 will be paid only via ACH or wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide bank instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive redemption proceeds via ACH or wire transfer, provided the payment amount is at least $2,500. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be sent only to U.S. financial institutions (ACH network members).

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  A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $500,000; (2) you wish to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

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  In connection with a request for redemption, the requesting stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares to be redeemed directly from us and no direct or indirect transfer of the shares has occurred since the stockholder acquired the shares from us, or (2) acquired the shares from the original stockholder, directly or indirectly, by way of one or more transactions that were not for cash (or other consideration) in connection with a non-taxable transaction, not in the secondary market.

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  If a stockholder has made multiple purchases of shares of our common stock, any redemption request will be processed on a first in/first out basis unless otherwise requested in the redemption request.

  •
  If we receive a request from a stockholder for redemption of all of the stockholder's shares of our common stock and the stockholder is a participant in our distribution reinvestment plan, we will terminate the stockholder's participation in the distribution reinvestment plan.

  Minimum Account Redemptions

        In the event that any stockholder fails to maintain the minimum balance of $2,000 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Redemption Deduction with respect to our share redemption program. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account redemptions are subject to an Early Redemption Deduction.

  Redemption Limitations

        We may redeem fewer shares than have been requested to be redeemed in any particular month, or none at all, in our discretion at any time, including due to the total amount of shares requested for redemption being in excess of the limits described below, the lack of readily available funds because of market conditions, the need to maintain liquidity for operations or because our board of directors has determined that investing in real property or other illiquid investments is a better use of our capital than redeeming our shares. In the event that we determine to redeem some but not all of the shares submitted for redemption during any month for any of the foregoing reasons, shares submitted for redemption during such month will be redeemed on a pro rata basis. The portion of any unfulfilled redemption requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share redemption program, as applicable. Any determination to redeem fewer shares than have been requested to be redeemed may be made immediately prior to the applicable Redemption Date, and will be disclosed subsequently to prospective investors and stockholders in periodic prospectus supplements and/or current or periodic reports filed by us, or more frequently as required by applicable securities laws. In addition, any determination to redeem fewer shares than have been requested to be redeemed under our share redemption program will not affect any determinations that may be made by our board of directors regarding requests by holders of OP Units for redemption of their OP Units pursuant to the Operating Partnership Agreement. Set forth below is a description of the limitations on redemptions pursuant to our share redemption program.

        Under our share redemption program, we may redeem during any calendar month shares whose aggregate value (based on the price at which the shares are redeemed) is 2% of our aggregate NAV as of the last calendar day of the previous quarter and during any calendar quarter whose aggregate value (based on the price at which the shares are redeemed) is up to 5% of our aggregate NAV as of the last calendar day of the prior calendar quarter. During a given quarter, if in each of the first two months of such quarter the 2% redemption limit is reached and stockholders' redemptions are reduced pro rata for such months, then in the third and final month of that quarter, the applicable limit for such month will likely be less than 2% of our aggregate NAV as of the last calendar day of the previous month because the redemptions for that month, combined with the redemptions in the previous two months, cannot exceed 5% of our aggregate NAV as of the last calendar day of the prior calendar quarter.

  Sources of Funds for Redemptions

        We may, in the Advisor's discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, subject to the limitation on the amount of funds we may use described above under "—Redemption Limitations." Potential sources of funding for redemptions pursuant to our share redemption program include, but are not limited to, cash on hand, cash available from borrowings, cash from the sale of shares of our common stock and cash from liquidations of investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, purchases of real property, debt-related or other investments or redemption of OP Units.

        Upon commencing operations, our assets may consist of properties that cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition, we intend to maintain a number of sources of liquidity including (i) cash equivalents (e.g. money market funds), other short-term investments, U.S. government securities, agency securities and liquid real estate-related securities and (ii) one or more borrowing facilities. We may fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or sales of our assets.

  Material Modification, Suspension and Termination

        As described above, should redemption requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, we may choose to redeem fewer shares in any particular month than have been requested to be redeemed, or none at all. Further, our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in our best interest and the best interest of our stockholders. Material modifications to the share redemption program, including, without limitation, any amendment to the limitations on redemptions, as well as the suspension or termination of the share redemption program will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or current or periodic report filed by us. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share redemption program due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are redeemed. Once the share redemption program has been suspended, our board of directors must affirmatively authorize the recommencement of the program before stockholder requests will be considered again. Our share redemption program will be immediately terminated if our shares of common stock are listed on a national securities exchange or if a secondary market is otherwise established. Any modification, suspension or termination of our share redemption program will not affect the rights of holders of OP Units to cause us to redeem their OP Units pursuant to the Operating Partnership Agreement.

  Early Redemption Deduction

        There is no minimum holding period under our share redemption program and holders of shares of our common stock can request that we redeem their shares at any time. However, subject to limited exceptions, shares of our common stock that have not been outstanding for at least one year will be redeemed at 95% of the transaction price and Class T shares that have been outstanding for at least one year but less than two years will be redeemed at 97.5% of the transaction price. Each of these deductions is referred to as an Early Redemption Deduction. An Early Redemption Deduction will not be applied to Class W shares and Class I shares that have been outstanding for at least one year and Class T shares that have been outstanding for at least two years.

        For purposes of determining whether an Early Redemption Deduction is applicable, holders of Class T shares that are converted to Class I shares pursuant to the terms of our charter shall be deemed to have owned their Class I shares as of the date they were issued the applicable Class T shares that were converted into such Class I shares. In addition, holders of OP Units who exchange their OP Units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their OP Units that were exchanged for such shares.

        Any Early Redemption Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive an Early Redemption Deduction in the following circumstances:

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  redemptions resulting from death or qualifying disability;

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  in the event that a stockholder's shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance; or

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  with respect to shares purchased through our distribution reinvestment plan or received from us as a stock dividend.

        In addition, an Early Redemption Deduction may not apply to transactions initiated by the trustee or advisor to a donor-advised charitable gift fund, collective trust fund, common trust fund, fund of fund(s) or other institutional accounts, strategy funds or programs if we determine, in our sole discretion, such account, fund or program has an investment strategy or policy that is reasonably likely to control short-term trading. Further, shares of our common stock may be sold to certain employer sponsored plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries for which we may not apply an Early Redemption Deduction to the underlying stockholders, often because of administrative or systems limitations. An Early Redemption Deduction also will not apply to shares taken by our Advisor or Sponsor in lieu of fees or expense reimbursements under the Advisory Agreement or Operating Partnership Agreement, though such shares shall not be eligible for redemption under the program until six months after their issue date.

  Redemptions In the Event of Death or Disability

        As set forth above, we may waive certain of the terms and requirements of our share redemption program in respect of the redemption of shares resulting from the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written redemption request within 18 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply.

        Furthermore, as set forth above, we may waive certain of the terms and requirements of our share redemption program in respect of the redemption of shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written redemption request within 18 months of the initial determination of the stockholder's disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon disability does not apply.

  Items of Note

        When you make a request to have shares redeemed, you should note the following:

  •
  if you are requesting that some but not all of your shares be redeemed, keep your balance above $2,000 to avoid minimum account redemption, if applicable;

  •
  you will not receive interest on amounts represented by uncashed redemption checks;

  •
  under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld; and

  •
  all shares of our common stock requested to be redeemed must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the redemption must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for redemption are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to redeem any shares subject to the lien.

        IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the redemption form or calling our customer service number at (888) 310-9352, we will utilize the first-in-first-out method.

        The federal income tax consequences to you of participating in our share redemption program will vary depending upon your particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in our share redemption program.

        You will not relinquish your shares until we redeem them. The shares we redeem under our share redemption program will be cancelled and will have the status of authorized but unissued shares. We will not resell such shares to the public unless such sales are first registered with the SEC under the Securities Act and under appropriate state securities laws or are exempt under such laws.

        The transaction price approved by our board of directors in the future may be higher or lower than the most recently disclosed transaction price. The transaction price is not a representation, warranty or guarantee that (i) a stockholder would be able to realize such per share amount if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to such per share amount upon our liquidation or sale; (iii) shares of our common stock would trade at such per share amount on a national securities exchange; or (iv) a third party would offer such per share amount in an arm's-length transaction to purchase all or substantially all of our shares of common stock.

  Mail and Telephone Instructions

        We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

B.    Update regarding eligibility to purchase Class I shares

        The following sentence supersedes and replaces the sentence regarding eligibility to purchase Class I shares in the section titled "Prospectus Summary—Class T Shares, Class W Shares and Class I Shares of Common Stock," the response to the question, "What are the Differences Among the Class T, Class W and Class I Shares of Common Stock Being Offered?" in the section titled "Questions and Answers About This Offering," in the section titled "Description of Capital Stock—Common Stock—Class I Shares," and in the section titled "Plan of Distribution—The Offering," on pages 3, 42, 205 and 263, respectively, of the Prospectus:

        Class I shares are available for purchase in this offering only (i) by institutional accounts as defined by FINRA Rule 4512(c), (ii) through bank-sponsored collective trusts and bank-sponsored common trusts, (iii) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (iv) through certain financial intermediaries that are not otherwise registered with or as a broker dealer and that direct clients to trade with a broker dealer that offers Class I shares, (v) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Dealer Manager and their immediate family members, officers and employees of the Advisor's product specialists or other affiliates of the Advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, officers and employees of our joint venture partners and their immediate family members, consultants and other service providers, (vi) participating broker dealers, including their registered representatives and immediate family members, (vii) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers and (viii) by any other categories of purchasers that we name in an amendment or supplement to this prospectus.

C.    Update to the Section of the Prospectus titled 'Questions and Answers About This Offering"

        The following paragraph supersedes and replaces the third paragraph in the response to the question, "What is the Liquidity Event History of Programs Sponsored by Your Advisor?" in the section titled "Questions and Answers About This Offering" on page 39 of the Prospectus:

        IIT sold shares of its common stock to investors from December 2009 through April 2012 at a share price of $10.00 per share in its initial public offering. IIT sold shares of its common stock pursuant to a follow-on offering from April 2012 through July 2013 at a share price of $10.40 per share. IIT announced an estimated NAV per share of its common stock of $11.04 as of December 31, 2014. On November 4, 2015, IIT completed its merger with and into Western Logistics II LLC, or "WL II," an affiliate of Global Logistic Properties Limited, or "GLP," in an all cash transaction valued at approximately $4.55 billion, subject to certain transaction costs. In connection with the closing, stockholders of IIT were paid a cash distribution of $10.56 per share, as well as a distribution of units of beneficial interest in the liquidating trust described below, or the "DC Industrial Liquidating Trust." Academy Partners Ltd. Liability Company, or "Academy Partners", is the former owner of the names "Industrial Income Trust Inc.," "Industrial Income Trust" and "IIT," which we refer to collectively as the "Trademarks," and GLP (or its affiliate), which is unrelated to Academy Partners and its Dividend Capital Group LLC affiliates, is the present owner and source of services provided under the Trademarks. Concurrently with the closing of the merger, IIT transferred 11 properties that were under development or in the lease-up stage to DC Industrial Liquidating Trust, the beneficial interests in which were distributed to then-current IIT stockholders, with one unit being distributed for each share held. The DC Industrial Liquidating Trust units are illiquid. DC Industrial Liquidating Trust intends to sell such excluded properties. On August 3, 2017, the DC Industrial Liquidating Trust sold one of the excluded properties. On October 20, 2017, certain wholly owned subsidiaries of the DC Industrial Liquidating Trust entered into an Agreement with certain wholly owned subsidiaries of Black Creek Industrial Open End Fund OP LP to sell the 10 remaining real estate properties owned by the DC Industrial Liquidating Trust. Closing of the sale is expected to occur on or before December 11, 2017, subject to the satisfaction of certain customary closing conditions. The DC Industrial Liquidating Trust estimates that approximately $0.55 net per unit of beneficial interest in DC Industrial Liquidating Trust will be distributed to unitholders upon consummation of the sale of its 10 remaining real estate properties. There can be no assurance that the sale of the DC Industrial Liquidating Trust's remaining real estate properties will be consummated, or regarding the amount of cash that ultimately will be distributed to IIT's former stockholders in connection with the liquidation of the DC Industrial Liquidating Trust.

D.    Update to the section of the Prospectus titled "Management"

        1.     The following table supersedes and replaces the table in the section titled "Management—Directors and Executive Officers" on page 136 of the Prospectus:

        As of the date of this prospectus, our directors and executive officers, their ages and their positions and offices are as follows:

Name	Age	Position
Evan H. Zucker	52	Chairman and Director
Dwight L. Merriman III	56	Managing Director, Chief Executive Officer and Director
Marshall M. Burton	48	Independent Director
Stanley A. Moore	78	Independent Director
John S. Hagestad	70	Independent Director
Charles B. Duke	59	Independent Director
Rajat Dhanda	49	Managing Director, President
Thomas G. McGonagle	57	Managing Director, Chief Financial Officer
Joshua J. Widoff	47	Managing Director, Secretary and General Counsel
Scott W. Recknor	50	Managing Director—Head of Asset Management

        2.     The following biographical information supplements, and should be read in conjunction with, the disclosure contained in the section titled "Management—Directors and Executive Officers" beginning on page 136 of the Prospectus:

        Scott W. Recknor, age 50, has served as our Managing Director—Head of Asset Management since April 2017, as our Managing Director—Asset Management from February 2016 to April 2017 and as our Senior Vice President—Asset Management from January 2013 to February 2016. Mr. Recknor also has served as DPF's Managing Director—Head of Asset Management Office and Industrial since July 2017. Mr. Recknor has served as IPT's Managing Director—Head of Asset Management since April

2017, as IPT's Managing Director—Asset Management from February 2016 to April 2017 and as IPT's Senior Vice President—Asset Management from January 2013 to February 2016. Mr. Recknor also served IIT's Senior Vice President—Asset Management from October 2010 until November 2015. From 2005 through October 2010, Mr. Recknor served as a Vice President for AMB Property Corporation (now ProLogis), a leading global owner, operator and developer of industrial real estate, where he was responsible for overseeing the leasing and operations of an approximate 20 million square foot industrial portfolio in the greater Los Angeles, Orange County and Inland Empire areas. From 2001 through 2004, Mr. Recknor served as a District Manager for RREEF where he oversaw all leasing, operations and reporting (to multiple separate accounts) for an approximate 10 million square foot industrial portfolio in the greater Los Angeles, Orange County and Inland Empire areas. Prior to RREEF, Mr. Recknor served as a Regional Real Estate Manager for the Goodyear Tire and Rubber Company (NASDAQ: GT) where he oversaw a retail and industrial portfolio located in six states (California, Hawaii, Nevada, Arizona, New Mexico and Texas). Mr. Recknor received his B.A. in Political Science from the University of California (Irvine). Mr. Recknor previously served on the Board of Directors for NAIOP (Southern California).

E.    Update to Appendix B

        The subscription agreement included as Appendix B to the Prospectus is hereby superseded and replaced with Appendix A to this supplement.

 APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

Investor Name

BLACK CREEK GROUP

Black Creek Industrial REIT IV Inc.

1. INVESTMENT — See payment instructions on next page.

Total $ Invested

Please check the appropriate box:

☐ **Initial Investment** — This is my initial investment: $2,000 minimum for Class T shares and Class W shares; $1,000,000 for Class I shares (unless waived) ($2,500 minimum for non-qualified plans in NY, which cannot be waived).

☐ **Additional Investment** — This is an additional investment: $500 minimum.

Account # ______________________

State of Sale ______________________

2. ACCOUNT TYPE - Select Class T Shares, Class W Shares or Class I Shares below (choose only one).

This Subscription Agreement is for Class T shares, Class W shares and Class I shares. Please consult with your financial advisor regarding the account type and commissions structure of your investment and check one of the following options. The prospectus of Black Creek Industrial REIT IV as amended and supplemented as of the date hereof (the "Prospectus") contains additional information regarding the different share classes.

☐ **Class T Share**

☐ **Class W Share** (available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus).

☐ **Class I Share** (available for certain accounts and other eligible investors as disclosed in the prospectus).

3. TYPE OF OWNERSHIP

Non-Custodial Ownership

☐ **Individual Ownership** — One signature required.

☐ **Transfer on Death** — Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)

☐ **Joint Tenants with Rights of Survivorship** — All parties must sign.

☐ **Community Property** — All parties must sign.

☐ **Tenants in Common** — All parties must sign.

☐ **Corporate Ownership** — Authorized signature required. Include copy of corporate resolution.

☐ S-Corp ☐ C-Corp ☐ LLC

☐ **Governmental Qualified Pension Plan and Profit-Sharing Plan** (Non-custodian)

☐ **Non-Governmental Qualified Pension Plan and Profit-Sharing Plan** (Non-custodian)

☐ **Partnership Ownership** — Authorized signature required. Include copy of partnership agreement.

☐ **Estate** — Personal representative signature required.

____

Name of Executor

Include a copy of the court appointment dated within 90 days.

Trust Accounts

☐ **Taxable Trust**
Include a copy of the first and last page of the trust.

☐ **Tax-Exempt Trust**
Include a copy of the first and last page of the trust.

☐ **Other** (Specify)

____

____

Name of Trustee

Include a copy of the first and last page of the plan, as well as Trustee information

Custodial Ownership

☐ **Traditional IRA** — Custodian signature required in section 10.

☐ **Roth IRA** — Custodian signature required in section 10.

☐ **Decedent IRA** — Custodian signature required in section 10.

Name of Deceased ______________________

☐ **Simplified Employee Pension / Trust (SEP)**

☐ **Governmental Pension or Profit-Sharing Plan** — Custodian signature required in section 10.

☐ **Non-Governmental Pension or Profit-Sharing Plan** — Custodian signature required in section 10.

☐ **Uniform Gift to Minors Act** — Custodian signature required in section 10.

State of ______ Custodian for ______________________

☐ **Other** (Specify)

____

(Required for custodial ownership accounts.)

Name of Custodian, Trustee or Other Administrator

Mailing Address

City State ZIP

Custodian Information — To be completed by Custodian listed above.

Custodian Tax ID #

Custodian Account #

Custodian Telephone #

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Investor Name

BLACK CREEK GROUP

Black Creek Industrial REIT IV Inc.

4. SUBSCRIBER INFORMATION

☐ Employee or Affiliate of Advisor of Black Creek Industrial REIT IV

Investor | Co-Investor

Investor Social Security / Taxpayer ID # | Co-Investor Social Security / Taxpayer ID #

Birth Date / Articles of Incorporation (MM/DD/YY) | Co-Investor Birth Date (MM/DD/YY)

Brokerage Account Number | Home Telephone | Investor E-mail Address

Residence Address (no P.O. Box)

Street Address | City | State | ZIP

Mailing Address* (if different from above)

Street Address | City | State | ZIP

* If the co-investor resides at another address, please attach that address to the Subscription Agreement.

Please Indicate Citizenship Status ☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien

5. E-CONSENT

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, tax documents, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Black Creek Industrial REIT IV. If you would like to consent to electronic delivery, including pursuant to e-mail, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on our website and notify you by e-mail when and where such documents are available.

Your consent to electronic delivery will be on an unlimited duration and you will not receive paper copies of these electronic materials unless (i) specifically requested, (ii) you inform us in writing that you revoke your consent, (iii) the delivery of electronic materials is prohibited or (iv) we, in sole discretion, elect to send paper copies of materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

☐ I consent to electronic delivery

E-mail Address

If blank, the e-mail address provided in section 4 will be used.

6. INVESTMENT METHOD

☐ **By Mail** — Attach a check made payable to Black Creek Industrial REIT IV, unless you are a resident of Ohio, Pennsylvania or Washington, in which case checks should be made payable to UMB Bank, N.A., as Escrow Agent for Black Creek Industrial REIT IV Inc.

☐ **By Wire** — **Account Name:** UMB Bank, N.A., Kansas City, MO 64106
ABA Routing Number: 101000695
Account Number: 9871976114
Beneficiary: Black Creek Industrial REIT IV

Please request when sending a wire that the wire reference the subscriber's name in order to assure that the wire is credited to the proper account.

☐ **Asset Transfer** —

☐ Asset transfer form sent to transferring institution. ☐ Asset transfer form included with subscription.

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Investor Name

BLACK CREEK GROUP

Black Creek Industrial REIT IV Inc.

7. DISTRIBUTIONS

IF YOU ARE NOT A KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEW JERSEY OR OHIO INVESTOR, YOU ARE AUTOMATICALLY ENROLLED IN OUR DISTRIBUTION REINVESTMENT PLAN.

If you do not wish to be enrolled in the Distribution Reinvestment Plan, check the appropriate box below.

IF YOU ARE A KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEW JERSEY OR OHIO INVESTOR, YOU MAY ELECT TO ENROLL IN OUR DISTRIBUTION REINVESTMENT PLAN. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

If you wish to enroll in the Distribution Reinvestment Plan, check this box: ☐

If you do not wish to enroll in the Distribution Reinvestment Plan, please complete the information below.

Non-Custodial Ownership

☐ I prefer that my distribution be deposited directly into the account listed in section 8.

☐ I prefer that my distribution be paid by check and sent to the address listed in section 4.

Custodial Ownership

☐ I prefer that my distribution be sent to my Custodian for deposit into my Custodial account cited in section 3.

For Custodial accounts, if you elect cash distributions, the funds must be sent to the Custodian.

8. BANK OR BROKERAGE ACCOUNT INFORMATION

Complete this section ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions.

Name of Financial Institution

Street Address | City | State | ZIP

Name(s) on Account

ABA Numbers / Bank Account Number | Account Number

☐ Checking (Attach a voided check.) ☐ Savings (Attach a voided deposit slip.) ☐ Brokerage

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Investor Name

BLACK CREEK GROUP

Black Creek Industrial REIT IV Inc.

9. SUITABILITY AND OTHER REPRESENTATIONS (required)

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce Black Creek Industrial REIT IV to accept this subscription, I (we) hereby represent and warrant that:

	Investor	Co-Investor
a) I (we) understand that the transaction price per share at which my (our) investment will be executed will be made available at www.bcindustrialiv.com and in a prospectus supplement filed with the SEC, available at www.sec.gov. I (we) understand that once Black Creek Industrial REIT IV commences monthly valuations, which will be as of a date no later than June 30, 2018, the transaction price per share generally will be made available within 15 calendar days after the last calendar day of each month, and such transaction price will generally be the transaction price for the then-current month for each share class. I (we) understand that my (our) subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made publicly available. I (we) understand that I (we) am (are) not committed to purchase shares at the time my (our) subscription order is submitted and I (we) may cancel my (our) subscription at any time before the time it has been accepted as described in the previous sentence. I (we) understand that I (we) may withdraw my (our) purchase request during such period by notifying the transfer agent, my (our) financial intermediary, or directly through Black Creek Industrial REIT IV's toll-free, automated telephone line, 888.310.9352	(a) Initials _____	Initials _____
b) I have (we have) received a copy of the final Prospectus.	(b) Initials _____	Initials _____
c) I am (we are) purchasing shares for my (our) own account and acknowledge that the investment is not liquid.	(c) Initials _____	Initials _____
d) I (we) hereby authorize Black Creek Industrial REIT IV, upon occurrence of a Liquidity Event (as defined in Black Creek Industrial REIT IV's Prospectus), to share with the Registered Representative's firm listed in section 11 the identification number that is assigned to my (our) securities account at the transfer agent's custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative's firm. Please initial if you agree.	(d) Initials _____	Initials _____
e) I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income. I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.	(e) Initials _____	Initials _____
f) If I am (we are) a resident of **AL, IA, ID, KS, KY, MA, ME, NE, NJ, NM, ND, OR, PA, TN** or **VT**, I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under "Suitability Standards." I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.	(f) Initials _____	Initials _____
g) If the investor is a partnership, limited liability company, or other corporate entity, each equity owner of such entity meets,on an individual basis, the suitability standards set forth in the "Suitability Standards" section of the Prospectus, including any higher state-specific requirements as applicable to such equity owner.	(g) Initials _____	Initials _____
h) If I am (we are) an **Alabama** resident, I (we) have a liquid net worth of at least 10 times my investment in the shares of Black Creek Industrial REIT IV and other similar public, illiquid direct participation programs.	(h) Initials _____	Initials _____
i) If I am (we are) an **Iowa** resident, I (we) have either: (i) a minimum net worth of $300,000 (exclusive of home, auto and furnishings); or (ii) a minimum of annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, my (our) total investment in the shares of Black Creek Industrial REIT IV or any of its affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of my (our) liquid net worth. "Liquid net worth" for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.	(i) Initials _____	Initials _____
j) If I am (we are) a **Kansas** investor, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND a minimum of $70,000 gross income in the last 12 months. I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.	(j) Initials _____	Initials _____
k) If I am (we are) a **Kansas** resident, I am (we are) limiting my (our) aggregate investment in the securities of Black Creek Industrial REIT IV and other similar programs to no more than 10% of my (our) liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with United States generally accepted accounting principles.	(k) Initials _____	Initials _____
l) If I am (we are) a **Kentucky** resident, I (we) shall not invest more than 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities) in Black Creek Industrial REIT IV's shares or the shares of Black Creek Industrial REIT IV's affiliates' non-publicly traded real estate investment trusts.	(l) Initials _____	Initials _____
m) If I am (we are) a **Nebraska** resident, in addition to meeting the suitability standards set forth in the "Suitability Standards" section of the Prospectus, I am (we are) limiting my (our) aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) to 10% of my (our) net worth (excluding the value of my (our) home, home furnishings, and automobiles). An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal Securities laws is not subject to the foregoing limitations.	(m) Initials _____	Initials _____
n) If I am (we are) a **New Jersey** resident, I (we) have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in Black Creek Industrial REIT IV, Black Creek Industrial REIT IV's affiliates, and other non-publicly traded direct investment programs (including REITs, BDCs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my (our) liquid net worth.	(n) Initials _____	Initials _____
o) If I am (we are) an **Ohio** resident, I am (we are) limiting my (our) investment in Black Creek Industrial REIT IV, its affiliates and other non-traded real estate investment programs to no more than 10% of my (our) liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.	(o) Initials _____	Initials _____
p) If I am (we are) an **Oregon** resident, in addition to meeting the suitability standards set forth in the "Suitability Standards" section of the Prospectus, I (we) have a net worth of at least ten times my (our) investment in Black Creek Industrial REIT IV's shares and those of its affiliates.	(p) Initials _____	Initials _____
q) If I am (we are) a **Pennsylvania** resident, in addition to meeting the suitability standards set forth in the "Suitability Standards" section of the Prospectus, I (we) shall not invest more than 10% of my (our) net worth (exclusive of home, furnishings and automobiles) in these securities.	(q) Initials _____	Initials _____
r) If I am (we are) a **Vermont** resident and I am (we are) not an accredited investor, in addition to meeting the suitability standards set forth in the "Suitability Standards" section of the Prospectus, my (our) investment in this offering does not exceed 10% of my (our) liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.	(r) Initials _____	Initials _____
s) If an affiliate of Black Creek Industrial REIT IV or its advisor, BCI IV Advisors LLC, I (we) represent that the shares are being purchased for investment purposes only and not for immediate resale.	(s) Initials _____	Initials _____

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Investor Name

BLACK CREEK GROUP

Black Creek Industrial REIT IV Inc.

10. SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by Black Creek Industrial REIT IV I (we) acknowledge and agree that the terms of this Subscription Agreement include only those terms on the Subscription Agreement and those specifically required to complete the Subscription Agreement. Any additional terms added to the Subscription Agreement by hand or otherwise are void and of no effect. The terms of the offering set forth in the Prospectus cannot be altered by this Subscription Agreement.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)
The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security / Taxpayer ID # field in section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that the Registered Representative (broker of record) indicated in the section below will have full access to my account information, including, but not limited to, the number of shares I own, tax information (including the Form 1099), redemption information, and my social security number and other personal identifying information. Investors may change the broker of record at any time by contacting the Black Creek Industrial REIT IV's transfer agent, DST Systems, Inc.

Signature of Investor or Trustee | Signature of Co-Investor or Trustee, if applicable | Date

Signature of Custodian

11. BROKER / DEALER — To be completed by the Registered Representative (RR).

The Broker / Dealer (B / D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker / Dealer, that he or she is duly licensed and may lawfully sell shares of common stock in the state designated as the investor's legal residence. The undersigned confirms by its signature, on behalf of the Broker / Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor's prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The Broker / Dealer agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the Broker / Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned further confirms by its signature, on behalf of the Broker / Dealer that, to the extent the investor identified herein is a plan, plan fiduciary, plan participant or beneficiary, IRA, or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA) or Section 4975 of the Internal Revenue Code of 1986, as amended (Code): (i) there is no financial interest, ownership interest, or other relationship, agreement, or understanding that would limit its ability to carry out its fiduciary responsibility to such investor beyond the control, direction, or influence of other persons involved in such investor's purchase of shares; (ii) it is capable of evaluating investment risk independently, both in general and with regard to particular transactions and investment strategies; and (iii) it is a fiduciary under ERISA or the Code, or both, with respect to such investor's purchase of shares, and it is responsible for exercising independent judgment in evaluating such investor's purchase of shares.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in section 9 of this form have been discussed with the investor(s), if applicable, for their state of residence.

Name of Registered Representative | Broker / Dealer Name | Telephone Number

Mailing Address | Home Officer Mailing Address

City | State | ZIP | City | State | ZIP

B / D Rep # | Registered Representative's Telephone Number | Registered Representative's E-mail Address

Signature – Registered Representative | Signature – Broker / Dealer (if applicable)

Please be aware that Black Creek Industrial REIT IV, BCI IV Advisors LLC (the "Advisor"), BCI IV Advisors Group LLC and Black Creek Capital Markets, LLC (the "Dealer Manager") and their respective officers, directors, employees and affiliates are not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with Black Creek Industrial REIT IV's public offering or the purchase of Black Creek Industrial REIT IV's common stock and that the Advisor and the Dealer Manager have financial interests associated with the purchase of Black Creek Industrial REIT IV's common stock, as described in the Prospectus, including fees, expense reimbursements and other payments they anticipate receiving from Black Creek Industrial REIT IV in connection with the purchase of the shares.

No sale of shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived). You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus in its entirety. If an investor participating in the Distribution Reinvestment Plan or making additional investments in shares experiences a material adverse change in the investor's financial condition or can no longer make the representations and warranties set forth in section 9, Black Creek Industrial REIT IV requests that the investor promptly notify Black Creek Industrial REIT IV and the investor's Broker / Dealer in writing.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Black Creek Industrial REIT IV Inc.

Direct Overnight Mail:
Black Creek Group
C/O DST Systems Inc.
430 W 7th Street, Suite 219079
Kansas City, MO 64105

P.O. Box:
Black Creek Group
P.O. Box 219079
Kansas City, MO 64121-0979

Black Creek Group — Black Creek Industrial REIT IV Contact Information:
Phone: 866.324.REIT (324.7348) **Web Site:** bcindustrialiv.com **E-mail:** operations@blackcreekgroup.com

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BCIRIV-RET-SA-TWI-SEP17

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  Filed pursuant to 424(b)(3) Registration No. 333-200594
BLACK CREEK INDUSTRIAL REIT IV INC. SUPPLEMENT NO. 5 DATED NOVEMBER 2, 2017 TO THE PROSPECTUS DATED JULY 3, 2017
APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT